                             Conectiv Services, Inc.

                                       8.3

                           Certificate of Amendment of
                     Certificate of Incorporation of Service
                                Confidence, Inc.
                               Filed March 6, 1997
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SERVICE CONFIDENCE, INC.

                         Pursuant to Section 242 of the
                           General Corporation Law of
                              the State of Delaware

         The undersigned, the President and Assistant Secretary of Service Confidence, Inc. (the "Company"), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware do hereby certify that the following resolution was submitted to, approved and adopted by unanimous written consent of the Board of Directors of the Company pursuant to
Section 141 of the General Corporation Law of the State of Delaware, all in accordance with Section 242 of the General Corporation Law of the State of
Delaware:


               RESOLVED, That the Certificate of Incorporation of
          the Company be, and hereby is, amended by deleting the title and the first paragraph thereof and substituting in lieu
                             thereof the following:

                          "CERTIFICATE OF INCORPORATION

                                       OF

                             CONECTIV SERVICES, INC

                      FIRST: The name of the Corporation is
                  Conectiv Services, Inc."

         IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its President and attested to by its Assistant Secretary this 6th day of March, 1997.

Attest:


By: ____________________________            By: ________________________________
     Thomas E. Miloszewski                                    Joseph W. Ford
     Assistant Secretary                                      President
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